Exhibit 99.1

Flash Sports & Media (Nasdaq: FLZH) Launches Malaysia T20 League (MT20)

New professional franchise cricket league set to debut in September–October 2026. Flash Sports & Media to develop and operate MT20 through its subsidiary Innovative Production Group FZ, LLC, in partnership with the Malaysian Cricket Association.

MT20 designed as a long-term sports and media property intended to establish Malaysia as a premier Southeast Asian destination for international T20 cricket; developed in partnership with the Malaysian Cricket Association; to feature franchise-based teams, international player participation, global broadcast distribution, and commercial sponsorship opportunities; Flash positioned across MT20 media, sponsorship, and activation economics through subsidiary Innovative Production Group FZ, LLC

KUALA LUMPUR, MALAYSIA and TAMPA, FL, June 15, 2026 / GlobeNewswire / Flash Sports & Media, Inc. (Nasdaq: FLZH) (“Flash” or the “Company”), a vertically integrated cricket media company commercializing the global T20 ecosystem, today announced the launch of the Malaysia T20 League (“MT20”), a new professional franchise cricket league scheduled to debut in September and October 2026. MT20 is being developed as a long-term sports and media property through the Company’s subsidiary Innovative Production Group FZ, LLC (“IPG”), in partnership with the Malaysian Cricket Association (“MCA”). The league is designed to establish Malaysia as a premier destination for international T20 cricket, sports entertainment, and sports-related investment. Actual revenues will depend on the specific terms of the Company’s contractual arrangements and on overall tournament outcomes, and may differ materially from any industry-level references included in this release.

MT20 — League Overview

Tournament window	Debut scheduled for September and October 2026

League	Malaysia T20 League (“MT20”), a new professional franchise T20 cricket league

Development & operation	Developed through Flash Sports & Media, Inc.’s subsidiary Innovative Production Group FZ, LLC, in partnership with the Malaysian Cricket Association

Format	Franchise-based teams with international player participation

Distribution	Global broadcast distribution and digital / streaming initiatives

Commercial model	Centralized media rights, global sponsorship sales, merchandise and licensing

Founding franchises	A select number of founding franchises expected to be introduced; ownership groups to be announced

Target audiences	Asia, North America, Europe, the Middle East, and Africa

Flash involvement	Through subsidiary Innovative Production Group FZ, LLC under existing commercial arrangements

A New Sports Property in a High-Growth Region

With more than 700 million people across Southeast Asia and increasing demand for premium sports content, the Company believes Malaysia presents a unique opportunity for the creation of a scalable sports entertainment asset. MT20 is intended to build long-term franchise value through the following pillars:

●	Centralized media rights

●	Global sponsorship sales

●	Franchise ownership opportunities

●	Digital and streaming distribution

●	Merchandise and licensing programs

●	Grassroots cricket development

●	International player acquisition

International Player Participation

The league is expected to seek leading active international cricketers from major cricket nations, including India, England, Australia, South Africa, New Zealand, Sri Lanka, Bangladesh, Nepal, and the Caribbean.

As of the date of this release, current discussions include players such as Saqib Mahmood (England), David Wiese (Namibia), Vijay Shankar (India), K.S. Bharat (India), Sandeep Lamichhane (Nepal), Matthew Breetzke (South Africa), Reeza Hendricks (South Africa), Jake Fraser-McGurk (Australia), and several other active international players.

These discussions are preliminary. The participation, availability, and continued involvement of any player referenced above are subject to negotiation, definitive agreements, scheduling, eligibility, and applicable approvals, and no assurance can be given that any particular player will participate in MT20. Player references are provided for general context only.

Leadership Commentary

Mahinda Vallipuram, President, Malaysian Cricket Association:

“The Malaysia T20 League will play a transformative role in accelerating cricket’s growth in Malaysia. Beyond the sporting benefits, the league will create new commercial opportunities, enhance international visibility for Malaysia, and provide our players with a pathway to compete alongside world-class professionals.”

Anil Mohan, Founder, The IPG Group:

“We are not simply launching another cricket tournament. We are building a global sports media asset with long-term commercial value. The vision is to create a franchise ecosystem that creates long-term commercial opportunities for stakeholders while supporting cricket development throughout the region.”

Bradley Nattrass, Chief Executive Officer, Flash Sports & Media, Inc.:

“Global investors are increasingly recognizing the value of live sports properties and premium media rights. MT20 has been structured from day one as a scalablesports and media business, combining elite competition, digital distribution, sponsorship revenue, franchise ownership, and international fan engagement.”

Franchise and Investment Opportunities

The league expects to introduce a select number of founding franchises, providing investors and strategic partners the opportunity to participate in the growth of a new professional sports property from inception. The founding franchise model is intended to provide stakeholders with exposure to multiple potential revenue streams, including media rights distributions, sponsorship revenues, local commercial partnerships, merchandise, hospitality, licensing opportunities, and potential future franchise appreciation. There can be no assurance that any such franchises will be sold, that any revenue streams will materialize, or that franchise values will appreciate.

Strategic Context for Flash

Through its subsidiary Innovative Production Group FZ, LLC, the Company participates in professional cricket as a sports, media, and experiential platform, with exposure to media, sponsorship, and on-ground activations through its contractual arrangements. The launch of MT20 is intended to extend the Company’s franchise-league footprint in Southeast Asia, complementing its existing involvement in the Lanka Premier League. The Company’s economic participation will depend on the specific terms of its contractual arrangements and on overall tournament outcomes, and may differ materially from any industry-level references included in this release.

Industry Context (Third-Party Data)

For general reference only, third-party reports describe T20 cricket as a high-engagement global format with an estimated fan base of approximately 2.5 billion across South Asia, Southeast Asia, the Caribbean, the United Kingdom, and other markets. Southeast Asia is reported to have a population of more than 700 million people. IPL media rights, for a mature comparable league, have been reported at over USD 6 billion for a five-year cycle. The IPL is a mature and established league operating under significantly different market conditions, scale, history, and economics than MT20. These figures relate to the broader industry or to other leagues and are not a projection of the Company’s financial results, revenues, or economic impact from MT20, and should not be relied on as such.

Disclaimer

References to the Malaysia T20 League, its anticipated format, franchises, prospective franchise ownership groups, players, partners, sponsors, market size, or economic impact are based on the Company’s current plans, third-party information, or industry estimates, and are subject to change. The development and launch of MT20 are subject to a range of conditions, including definitive agreements, regulatory and governing-body approvals, and market conditions. The Company’s involvement is conducted through Flash Sports & Media, Inc., Innovative Production Group FZ, LLC, and related commercial arrangements, in partnership with the Malaysian Cricket Association. References to franchise ownership, player participation, market size, or economic impact are based on third-party information or industry estimates that the Company has not independently verified. The Company’s actual revenues, if any, will depend on its contractual arrangements and may differ materially from industry metrics referenced herein. Nothing in this press release constitutes an offer to sell, or a solicitation of an offer to buy, any securities.

Any future franchise ownership opportunities, if pursued, would be subject to definitive agreements, applicable legal requirements, and any required regulatory approvals. No offering of franchise interests or other investment opportunities is being made by this press release.

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About Flash Sports & Media, Inc.

Flash Sports & Media, Inc. (Nasdaq: FLZH) is a vertically integrated cricket media company commercializing the global T20 ecosystem. Flash owns the content and controls the distribution — a combination few in cricket media hold — capturing the full value chain that licensing-led players give away. Its anchor asset is the commercial and media rights to the Lanka Premier League, with Star Sports as current broadcaster and Innovative Production Group FZ, LLC (IPG) integrated as Flash’s in-house rights, league-management, and production engine. From that base, Flash is consolidating LPL, pursuing new franchise leagues across in select international markets, and building owned distribution through its OTT platform and a dedicated cricket channel. Revenue spans media rights, sponsorships, advertising, ticketing, merchandise, and franchise fees. Public on NASDAQ with currency for M&A, Flash is positioned to become the operator of record in T20’s next growth markets. www.flashsportsandmedia.com

About the Malaysia T20 League

The Malaysia T20 League (MT20) is a new professional T20 franchise cricket league scheduled to debut in September and October 2026. Developed through Flash Sports & Media, Inc. and Innovative Production Group FZ, LLC in partnership with the Malaysian Cricket Association, MT20 is designed as a long-term sports and media property featuring franchise-based teams, international player participation, global broadcast distribution, and commercial sponsorship opportunities serving audiences across Asia, North America, Europe, the Middle East, and Africa.

About the Malaysian Cricket Association

The Malaysian Cricket Association (MCA) is the national governing body for the sport of cricket in Malaysia, responsible for the development, administration, and promotion of cricket across the country.

About Twenty20 Cricket

Twenty20 (T20) is a format of cricket in which each team plays a maximum of 20 overs. Introduced by the England and Wales Cricket Board in 2003, T20 matches are typically completed in approximately three and a half hours. For more information, visit: http://www.t20worldcup.com

Investor Relations Contact

Investors@flashsm.com

Company Websites

https://flashsportsandmedia.com

https://www.theipggroup.com

MT20 is an early-stage initiative that has not yet commenced operations. The league’s successful launch and commercialization remain subject to numerous risks and uncertainties, including execution, financing, sponsorship, media distribution, regulatory approvals, and market acceptance.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations, beliefs, or intentions relating to the launch, development, and commercialization of the Malaysia T20 League; the development and commercialization of sports and media platforms; potential sponsorship, media rights, franchise sales, and other commercial opportunities; anticipated market size and growth; the participation of franchises, players, partners, or sponsors; and the Company’s ability to generate revenues from its activities. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “will,” “could,” “seek,” “estimate,” “potential,” or similar expressions.

These forward-looking statements are based on current expectations, estimates, and assumptions and involve known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, without limitation: the early-stage nature of MT20 and the many conditions to its successful launch and operation; the Company’s reliance on third-party partners, including the Malaysian Cricket Association, Innovative Production Group FZ, LLC, and other counterparties, to perform under contractual arrangements; uncertainties regarding the participation, availability, or continued involvement of franchise owners, players, ambassadors, or other talent referenced in this press release; the possibility that anticipated franchise sales, sponsorships, media rights arrangements, or other commercial opportunities may not materialize or may be delayed; the extent to which the Company is able to generate revenues, if any, from MT20; risks relating to the integration of Innovative Production Group FZ, LLC and the Company’s ability to realize anticipated synergies; the Company’s ability to develop, monetize, and scale its sports, media, and experiential business lines; the timing and success of expansion into new markets; the Company’s ability to establish or maintain strategic relationships and commercial arrangements; general economic, market, and industry conditions; competitive dynamics within the sports and media sectors; international, geopolitical, and regulatory risks associated with global sporting events; and the Company’s ability to maintain compliance with applicable listing standards of The Nasdaq Stock Market LLC.

In addition, certain market, industry, and economic data referenced in this press release are based on third-party sources and estimates that the Company believes to be reliable, but the Company has not independently verified such information and makes no representation as to its accuracy or completeness. References to prospective franchise ownership, players, partners, and related individuals are based on the Company’s current plans or on third-party announcements and media reports that the Company has not independently verified.

Additional factors that could cause actual results to differ materially from those described in forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other filings with the Securities and Exchange Commission, which are available at www.sec.gov.

Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Source: Flash Sports & Media, Inc. (Nasdaq: FLZH)

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